EXHIBIT 31.2

CERTIFICATION

I, Sukhi Jagpal, certify that:

1.	I have reviewed this annual report on Form 10-K/A of QLT Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014

/s/ Sukhi Jagpal Sukhi Jagpal Chief Financial Officer (Principal Financial and Accounting Officer)